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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
SVPC Partners, LLC

We consent to the use of our Independent Auditors' Report dated June 7, 2002 (except for Note 7, which is as of July 16, 2002 and Note 13, which is as of August 5, 2002) covering the financial statements of SVPC Partners, LLC as of December 31, 2001 and for the period from January 12, 2001 (inception) to December 31, 2001, in the 8-K to be filed with the Commission on approximately September 20, 2002.


/s/ Stonefield Josephson, Inc.


Irvine, California
September 19, 2002

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       -----------------------------------


To the Board of Directors
Titan EMS, Inc.

We consent to the use of our Accountants' Compilation Report dated June 26, 2002 covering the balance sheet as of December 31, 2001, in the 8-K to be filed with the Commission on approximately September 20, 2002.

/s/ Stonefield Josephson, Inc.


Irvine, California
September 19, 2002